EXHIBIT 2.22

(Form of United States Subscription Agreement used in connection with November 2009 private placement)

SUBSCRIPTION AGREEMENT

TO:	Lorus Therapeutics Inc. (the “Corporation”)

The undersigned (hereinafter referred to as the “Subscriber”) hereby subscribes for and agrees to purchase the number of units of the Corporation (the “Units”) indicated below. Each Unit is comprised of one common share (the “Offered Share”) in the capital of the Corporation and one-half common share purchase warrant (each whole such warrant being referred to herein as a “Warrant”), each Warrant entitling the holder thereof to purchase one common share of the Corporation (“Warrant Share”) for an exercise price of $0.08 for 18 months following the Closing Date (as defined below). The aggregate subscription price (the “Aggregate Subscription Price”) of the Units is set forth below, representing a subscription price of $0.06 per Unit. The Units are available upon and subject to the terms and conditions set forth in “Terms and Conditions of Subscription for Units of Lorus Therapeutics Inc.” attached hereto as Appendix I to Schedule A and together with this subscription, and Schedules A, B, and C, the “Subscription Agreement”).  All monetary amounts are expressed in Canadian dollars, unless otherwise indicated.  In this Subscription Agreement, the Units and Offered Shares and Warrants comprising the Warrants are collectively referred to as the “Securities”).

A completed and originally executed copy of this Subscription Agreement, including Schedule B and Schedule C attached hereto, must be delivered by no later than 5:00 p.m. (Toronto time) on November 25, 2009 to: Lorus Therapeutics Inc., Attn: Saeid Babaei

(Name of Subscriber - please print)

By: ______________________
(Authorized Signature)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

(Subscriber's Address)

(Telephone Number) (E-mail Address)

(E-mail Address)

Number of Units: ______________________

Aggregate Subscription Price: $______________________

Deliver the Units as set forth below:

(Name)

(Account reference, if applicable)

(Contact Name)

(Address)

Register the Units as set forth below:

(Name)

(Account reference, if applicable)

(Address)

Number of common shares currently held directly or indirectly by the Subscriber or over which such person exercises direction or control (excluding Offered Shares or Warrant Shares subscribed for hereunder):

_______________________________________________________________________________________________________________________________________________________________________________
Number of securities convertible into common shares currently held directly or indirectly by the Subscriber or over which such person exercises direction or control:

_______________________________________________________________________________________________________________________________________________________________________________

ACCEPTANCE:  The Corporation hereby accepts the subscription as set forth above on the terms and conditions contained in this Subscription Agreement.

November _____________, 2009

LORUS THERAPEUTICS INC. By:_________________________________________________________________ Authorized Signatory

SCHEDULE A
TERMS AND CONDITIONS OF SUBSCRIPTION FOR UNITS OF LORUS THERAPEUTICS INC.

Terms of the Offering

(20)	The Subscriber acknowledges that this subscription is subject to rejection, acceptance or allotment by the Corporation at its discretion in whole or in part.

(21)
The Subscriber acknowledges that the Units subscribed for by it hereunder form part of a larger issuance and sale by the Corporation of up to 41,000,000 Units at a subscription price of $0.06, for aggregate gross proceeds of up to approximately $2,460,000 (the “Offering”).

Representations, Warranties and Covenants of the Corporation

By execution of this Subscription Agreement, the Corporation hereby represents and warrants to the Subscriber as follows and acknowledges and confirms that the Subscriber is relying upon such representations and warranties in entering into this Subscription Agreement and completing the transactions contemplated herein:

(k)
The Corporation has been incorporated and organized and is a valid and subsisting corporation under the laws of Canada and has all requisite corporate power and authority to carry on its business as now conducted or proposed to be conducted and to own or lease and operate the property and assets thereof and the Corporation has all requisite corporate power and authority to enter into, execute and deliver this Subscription Agreement and the certificate representing the Warrants and to carry out the obligations thereof hereunder and thereunder.

(l)	The Corporation is authorized to issue an unlimited number of common shares.

(m)	the Corporation will reserve or set aside sufficient shares in its treasury to issue the Warrant Shares on exercise of the Warrants;

(n)
the execution of this Subscription Agreement, the issue and sale of the Offered Securities by the Corporation does not and will not conflict with, and does not and will not result in a breach of, any of the terms of the Corporation’s incorporating documents or any agreement or instrument to which the Corporation is a party;

(o)
this Subscription Agreement has been or will be by the Closing, duly authorized by all necessary corporate action on the part of the Corporation, duly executed and delivered by the Corporation, it constitutes a legal, valid and binding agreement of the Corporation enforceable against the Corporation except as enforcement may be limited by bankruptcy, insolvency, moratorium, reorganization or other laws affecting the rights of creditors generally and by general equitable principles, and the Corporation has full corporate power and authority to undertake the Offering;

(p)
the Corporation is a “reporting issuer” within the meaning of applicable Canadian securities legislation, and is not in material default of any of the requirements of applicable Canadian securities legislation or any of the administrative policies or notices of the regulatory authorities;

(q)
there are no judgments against the Corporation or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Corporation or any of its subsidiaries is subject;

(r)
the common shares in the capital of the Corporation are listed for trading on the Toronto Stock Exchange under the symbol “LOR” and the Corporation is in compliance with the rules and regulations of such body;

(s)
no order ceasing or suspending trading in securities of the Corporation nor prohibiting the sale of such securities has been issued to and is outstanding against the Corporation or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and, to the best of the Corporation’s knowledge, no investigations or proceedings for such purposes are pending or threatened; and

(t)
the Corporation will within the required time, file with the Toronto Stock Exchange or any other applicable securities agency, any documents, reports and information, in the required form, required to be filed by applicable securities laws in connection with this Offering, together with any applicable filing fees and other materials;

Representations, Warranties and Covenants by Subscriber

(22)
The Subscriber represents, warrants and covenants to the Corporation to such representations, warranties and covenants, (and the Subscriber acknowledges that the Corporation, and its legal counsel are relying thereon) that:

a.
the Subscriber is an accredited investor (“Accredited Investor”) as such term is defined in both National Instrument 45-106 - Prospectus and Registration Exemptions (“NI 45-106”), and has indicated each category of Accredited Investor that it satisfies by completing (i) the certification attached as Appendix I to Schedule B hereto and (ii) the representation letter attached as Schedule B hereto;

b.
the Subscriber is purchasing the Securities as principal for its own account and not for the benefit of any other person, and for investment purposes only, and not with a view to the resale or distribution of all or any of the Securities or the Warrant Shares, and is resident in or otherwise subject to, and was offered the Securities in and executed this Subscription Agreement in, the applicable securities legislation of the jurisdiction set out as the “Subscriber’s Address” on the face page hereof; provided that, for the avoidance of doubt, nothing contained in this Subscription Agreement will prejudice the Subscriber’s right at any time or from time to time to sell or otherwise dispose of all or some of the Securities or Warrant Shares in compliance with applicable securities laws and nothing contained in this Subscription Agreement shall be deemed a representation or warranty by the Subscriber to hold the Securities or Warrant Shares for any period of time;

c.	the Subscriber was not formed for the purpose of purchasing the Securities;

d.	if the Subscriber is an individual, the Subscriber has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant hereto;

e.
the Subscriber is aware of and has received independent legal advice with respect to applicable securities legislation that may impose restrictions upon the resale of the Securities and Warrant Shares, is aware of the fact that he, she or it may not be able to resell the Securities or Warrant Shares except in accordance with the terms of this Subscription Agreement, applicable securities legislation and regulatory policies, and acknowledges and agrees that he, she or it is solely responsible (and the Corporation is not in any way responsible) for compliance with applicable resale restrictions and will comply with such restrictions;

f.
the Subscriber has such prior investment experience, knowledge, sophistication and experience in business and financial matters that he, she or it is capable of evaluating the merits and risks of an investment in the Securities, is able to bear the economic risk of losing its entire investment and recognizes the highly speculative nature of its investment;

g.
the Subscriber has been given the opportunity to ask questions and has received to his, her or its full satisfaction, answers to such questions, and has had access to such additional information, if any, concerning the business, business plans, finances, management and ownership of the Corporation, in each case that the Subscriber has considered necessary in connection with its decision to invest in the Securities;

h.
in making the decision to invest in the Securities, the Subscriber has relied solely upon the information provided in this Subscription Agreement, the attached Term Sheet, the Corporation’s publicly disclosed documents as filed at www.sedar.com and his, her or its own investigation of the Corporation, which information and investigation has provided the Subscriber with all the information he, she or it has deemed necessary for purposes of his, her or its investment decision, and has not relied upon any statements made or information provided by the Corporation or any of its officers, employees, agents or representatives other than the statements and information that is set forth in this Subscription Agreement;

i.
the Subscriber acknowledges and understands that no person has made any written or oral representation (i) that any person will resell or repurchase any or all of the Securities or Warrant Shares, (ii) that any person will refund the purchase price of the Units or (iii) as to future price or value of the Securities or Warrant Shares;

j.
no Securities were offered to the Subscriber by means of general solicitation or advertisement and, in connection therewith, the Subscriber has not received or been provided with or requested, and does not have any need to receive, any offering memorandum, prospectus, sales or advertising literature or other document describing the business and affairs of the Corporation which has been prepared for delivery to, and review by, prospective purchasers in order to assist them in making an investment decision with respect to the Units and the Subscriber has not become aware of any advertisement in printed media of general and regular paid circulation (or other printed public media), radio, television or telecommunications or other form of advertisement with respect to the distribution of the Units;

k.	none of the funds being used to purchase the Units are, to the knowledge of the Subscriber, proceeds obtained or derived directly or indirectly as a result of illegal activities;

l.
the Subscriber acknowledges and consents to the placement of any required legend under Canadian securities laws on any certificate evidencing the Offered Shares, Warrants, and Warrant Shares issued to the Subscriber. The legend to be placed on each certificate shall be in form substantially similar to the following:

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE MARCH 29, 2010.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TORONTO STOCK EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TORONTO STOCK EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL MARCH 29, 2010.

m.
the Subscriber represents and warrants that on and from the date that he, she or it first became aware of the Offering until the date hereof he, she or it has not engaged in, and covenants that for the period commencing on the date hereof and ending on the public announcement of the Offering he, she or it will not engage in, any hedging, short sale or other similar transaction with respect to the Offered Shares, Warrants and Warrant Shares or any security (other than a broad-based market basket or index) that relates to or derives a significant part of its value from the Offered Shares, Warrants and Warrant Shares;

n.
the Subscriber has full power and authority (corporate, statutory and otherwise) to execute and deliver this Subscription Agreement and to purchase the Units and this Subscription Agreement has been duly and validly executed and delivered by the Subscriber and constitutes the legal, valid and binding obligation of the Subscriber, enforceable against the Subscriber in accordance with its terms;

o.
the Subscriber is not a “control person” of the Corporation, as that term is defined in the applicable Canadian securities legislation and will not become a “control person” of the Corporation by virtue of the purchase of Units under this Agreement and does not act or intend to act in concert with any other person to form a control group in respect of the Corporation;

p.
the entering into of this Subscription Agreement and the completion of the transactions contemplated hereby will not result in a violation of any of the terms or provisions of any law applicable to the Subscriber or, if Subscriber is not a natural person, the constating documents of the Subscriber or of any agreement, instrument, undertaking or covenant to which the Subscriber is a party or by which he, she or it is bound;

q.
the Subscriber has no knowledge of a “material fact” or “material change” (as those terms are defined in the applicable Canadian securities legislation) in the affairs of the Corporation that has not been generally disclosed to the public, save knowledge of this particular transaction;

r.
the Subscriber acknowledges that purchasing, holding, exercising and disposing of the Securities and Warrant Shares may have tax consequences under the laws of Canada and the United States, that prospective purchasers are solely responsible for determining the tax consequences applicable to their particular circumstances (including, without limitation, the potential applicability of United States federal taxation rules related to “passive foreign investment companies”) and that he, she or it has been advised by the Corporation to consult its tax advisors concerning an investment in the Securities and Warrant Shares;

s.
the Subscriber understands that no governmental or regulatory authority, including any securities regulatory authority, has made any recommendations or endorsements with respect to the Securities or an investment therein and there is no government or other insurance covering the Securities or an investment therein;

t.
the Subscriber understands, acknowledges and agrees that this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns;

u.
the Subscriber acknowledges and understands that the Corporation is relying on an exemption under applicable securities legislation from the requirements to provide the Subscriber with a prospectus and to sell securities through a person or company registered to sell securities under applicable securities legislation, and:

i.	in issuing securities pursuant to this exemption, the Corporation is relying upon the representations and warranties of the Subscriber; and

ii.
as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by such securities legislation, including statutory rights of rescission or damages, will not be available to the Subscriber.

v.
the Subscriber represents that it is "accredited investor" as defined in Rule 501(a) of Regulation D under the United States Securities Act of 1933, as amended (the “1933 Act”) and as set forth in Schedule C attached hereto (a “U.S. Accredited Investor”), and understands and acknowledges that the Securities and the Warrant Shares have not been and will not be registered under the 1933 Act or any applicable state securities laws, and that the sale contemplated hereby is being made in reliance on a private placement exemption to U.S.. Accredited Investors and similar exemptions under applicable state securities laws.  Accordingly, the Securities and Warrant Shares will be “restricted securities” within the meaning of Rule 144 under the 1933 Act (“Rule 144”), and may not be offered, sold, pledged or otherwise transferred by it, directly or indirectly, without registration under United States federal and state securities laws, except in compliance with paragraph 3(w) below;

w.
the Subscriber agrees that if it decides to offer, sell, pledge or otherwise transfer any of the Securities or Warrant Shares, it will not offer, sell, pledge or otherwise transfer any of such Securities or Common Shares, directly or indirectly, except: (A) to the Corporation, (B) outside the United States in accordance with Rule 904 of Regulation S under the 1933 Act and in compliance with applicable local laws and regulations, (C) pursuant to the exemptions from registration under the 1933 Act provided by Rule 144 or Rule 144A thereunder, if available, or (D) in another transaction exempt from registration under the 1933 Act and, in each case, in compliance with any applicable state securities laws of the United States; provided that prior to any transfer pursuant to the foregoing clause (C) or (D) (and, if required by the transfer agent or trustee for the Securities or Warrant Shares, as applicable, clause (B)), the Corporation may require the delivery of a legal opinion of counsel of recognized standing, or other evidence, in either case reasonably satisfactory to the Corporation, that such transfer does not require registration under the 1933 Act or any applicable state securities laws;

x.
the Subscriber understands that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or state securities laws, the certificates representing the Securities and Warrant Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear on the face of such certificates a legend describing the applicable restrictions on transfer under the 1933 Act described in paragraph 3(v) above;

y.	the Subscriber has concurrently executed and delivered Schedule C attached hereto with this Subscription Agreement, which Schedule is incorporated into and forms a part of this Subscription Agreement;

z.
the Subscriber understands and acknowledges that the Warrants may be exercised only pursuant to an exemption or exclusion from the registration requirements of the 1933 Act and applicable state securities laws, and that prior to issuing Warrant Shares pursuant to any such exercise the Corporation may require a  legal opinion of counsel of recognized standing, or other evidence, in either case reasonably satisfactory to the Corporation, that such issuance does not require registration under the 1933 Act or any applicable state securities laws;

aa.
the Subscriber understands and acknowledges that the Corporation has the right to instruct the transfer agent or trustee, as applicable, for the Securities and Warrant Shares, not to record a transfer by any person without first being notified by the Corporation that it is satisfied that such transfer is exempt from or not subject to registration under the 1933 Act and any applicable state securities laws;

bb.
the Subscriber acknowledges that it has not purchased the Securities as a result of any "general solicitation” or “general advertising", as such terms are used in Regulation D under the 1933 Act, including, without limitation, advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or on the internet, or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising; and

cc.
the Subscriber understands and acknowledges that the Corporation is not obligated to file and has no present intention of filing with the United States Securities and Exchange Commission or with any state securities administrator any registration statement in respect of resales of the Securities or Warrant Shares; and

dd.
it understands and acknowledges that the Corporation (i) is under no obligation to be or to remain a "foreign issuer", as such term is defined in the 1933 Act, (ii) may not, at the time the Subscriber sells the Securities or Warrant Shares or at any other time, be a foreign issuer, and (iii) may engage in one or more transactions that could cause the Corporation not to be a foreign issuer.  If the Corporation is not a foreign issuer at the time of any sale pursuant to Rule 904 of Regulation S, the certificate delivered to the buyer may continue to bear the U.S. legend described above.

Closing

(23)
On or before 5:00 p.m. (Toronto time) on November 27, 2009 or such other time as is established by the Corporation, the Subscriber will deliver to the Corporation at  2 Meridian Road, Toronto ON, M9W 4Z7,  Attention: Saied Babaei (416-798-1200), fax number: (416) 798-2200, Attention: Saeid Babaei (i) this duly and completed Subscription Agreement (including Schedule B and C attached hereto) and (ii) unless other payment arrangements acceptable to the Corporation has been made, a certified cheque or bank draft payable to “Lorus Therapeutics Inc.” in an amount equal to the Aggregate Subscription Price.

(24)
The sale of Units pursuant to this Subscription Agreement will be completed at the offices of McCarthy Tétrault LLP, counsel to the Corporation, at 8:30 a.m. (Toronto time) or such other time as is established by the Corporation (the “Closing Time”) on November 27, 2009 or such other date as is established by the Corporation (the “Closing Date”).  If this Subscription Agreement is rejected in whole or in part, the Subscriber acknowledges that the unused portion of the subscription amount will be promptly returned to it without interest.

(25)
The Corporation shall be entitled to rely on delivery of a facsimile copy or an electronic transmission of this executed Subscription Agreement, and acceptance by the Corporation of such facsimile subscriptions shall be legally effective to create a valid and binding agreement between the Subscriber and the Corporation in accordance with the terms hereof.  In addition, this Subscription Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same document.

General

(26)
The Subscriber agrees that the representations, warranties and covenants of the Subscriber herein will be true and correct both as of the execution of this Subscription Agreement and as of the Closing Time and will survive the completion of the issuance of the Securities and Warrant Shares issued pursuant hereto.  The representations, warranties and covenants of the Subscriber herein are made with the intent that they be relied upon by the Corporation and its legal counsel in determining the eligibility of a purchaser of Securities and Warrant Shares under the Offering and the Subscriber agrees to indemnify and save harmless the Corporation  and its affiliates, shareholders, directors, officers, employees, counsel and agents against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur which are caused or arise from a breach thereof.  The Subscriber undertakes to immediately notify the Corporation at Lorus Therapeutics, 2 Meridian Road, Toronto ON, M9W 4Z7,  Attention: Saied Babaei (416-798-1200), fax number: (416) 798-2200 of any change in any statement or other information relating to the Subscriber set forth herein which takes place prior to the Closing Time.

(27)	The Subscriber acknowledges that the Securities and Warrant Shares are being offered on a private placement basis.

(28)
The Subscriber hereby irrevocably authorizes the Corporation, in its sole discretion to complete or correct any errors or omissions in any form or document provided by the Subscriber, including this Subscription Agreement; and to receive on its behalf certificates representing the Securities purchased under this Subscription Agreement.

(29)	The obligations of the parties hereunder are subject to acceptance of the terms of the Offering by the Toronto Stock Exchange and all other required regulatory approvals.

(30)
The Subscriber acknowledges and agrees that all costs incurred by the Subscriber, including any fees and disbursements of any special counsel retained by the Subscriber relating to the sale of the Securities issued hereunder shall be borne by the Subscriber.

(31)
This Subscription Agreement and all documents relating thereto shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.  The parties irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Ontario.  Time shall be of the essence hereof.

(32)	The invalidity, illegality or unenforceability of any provision of this Subscription Agreement shall not affect the validity, legality or enforceability of any other provision hereof.

(33)
The headings used in this Subscription Agreement have been inserted for convenience of reference only and shall not affect the meaning or interpretation of this Subscription Agreement or any provision hereof.

(34)
This Subscription Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein.

(35)
Neither this Subscription Agreement nor any provision hereof shall be modified, changed, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

(36)
The Subscriber acknowledges that this Subscription Agreement and the exhibits and schedules hereto require the Subscriber to provide certain personal information relating to the Subscriber to the Corporation.  Such information is being collected by the Corporation for the purposes of completing the Offering, which includes, without limitation, determining the Subscriber’s eligibility to purchase the Securities under applicable securities legislation, preparing and registering certificates representing Securities to be issued to the Subscriber and completing filings required by any stock exchange or securities regulatory authority.  Such personal information may be disclosed by the Corporation to (a) stock exchanges or securities regulatory authorities (including the Ontario Securities Commission, (b) the registrar and transfer agent or trustee, as applicable, for the Securities, (c) any government agency, board or other entity and (d) any of the other parties involved in this private placement, including the Corporation, and its legal counsel, and may be included in record books in connection with this Offering.  By executing this Subscription Agreement, the Subscriber is deemed to be consenting to the foregoing collection, use and disclosure of such personal information.  The Subscriber also consents to the filing of copies or originals of any of the schedules to this Subscription Agreement as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby.

(37)
The Subscriber represents and warrants that the Aggregate Subscription Price which will be advanced by the Subscriber to the Corporation hereunder will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the Subscriber acknowledges (on its own behalf and, if applicable, on behalf of the Disclosed Beneficial Purchaser) that the Corporation may in the future be required by law to disclose his, her or its name and other information relating to this Subscription Agreement and his, her or its subscription hereunder, on a confidential basis, pursuant to the PCMLA or other applicable legislation.  To the best of his, her or its knowledge, none of the subscription funds to be provided pursuant to this Agreement (a) have been or will be derived from or related to any activity that is deemed criminal under the law of Canada or any other jurisdiction or (b) are being tendered on behalf of a person or entity who has not been identified to the Subscriber. The Subscriber shall promptly notify the Corporation if the Subscriber discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith.

(38)
The parties hereto acknowledge and confirm that they have requested that this Subscription Agreement as well as all notices and other documents contemplated hereby be drawn up on the English language. Les parties aux présentes reconnaissent et conferment qu'elles ont convenu que la présente convention de souscription ainsi que tous les avis et documents qui s'y rattachent soient rédigés dans la langue anglaise.

SCHEDULE B

REPRESENTATION LETTER

Capitalized terms not specifically defined in this Representation Letter have the meaning ascribed to them in the Subscription Agreement to which this Schedule B is attached. Upon execution of this Representation Letter by the undersigned, this Representation Letter shall be incorporated into and form a part of such Subscription Agreement.

In addition to the covenants, representations and warranties contained in the Subscription Agreement to which this Schedule B is attached, the undersigned covenants, represents and warrants to the Corporation that the undersigned is an “accredited investor” within the meaning of National Instrument 45-106 - Prospectus and Registration Exemptions by virtue of satisfying the indicated criterion as set out in Appendix 1 to this Representation Letter.

DATED November ____________, 2009.

Signature of individual or Authorized Signatory

Name (please print)

Name of authorized signatory (please print)

Address (residence if an individual)

Telephone Number

IMPORTANT: PLEASE INITIAL THE APPLICABLE PROVISION ON APPENDIX 1 TO THIS SCHEDULE “B”

B -1

Appendix 1 to Schedule B

CERTIFICATE OF ACCREDITED INVESTOR

PLEASE CLEARLY MARK YOUR INITIALS BESIDE THE CATEGORY OF “ACCREDITED INVESTOR” TO WHICH YOU BELONG.

Accredited Investor (defined in National Instrument 45-106 - Prospectus and Registration Exemptions) means:

(a)	a Canadian financial institution, or a Schedule III bank;

(b)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada);

(c)
a subsidiary of any person referred to in paragraphs (a) or (b), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary;

(d)
a person registered under the securities legislation of a jurisdiction of Canada as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador);

(e)	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada as a representative of a person referred to in paragraph (d);

(f)	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the Government of Canada or a jurisdiction of Canada;

(g)
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comité de gestion de la taxe scolaire de l’île de Montréal or an intermunicipal management board in Québec;

(h)	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government;

(i)	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada;

(j)
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds CDN$1,000,000;

(k)
an individual whose net income before taxes exceeded CDN$200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded CDN$300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year;

(Note: If individual accredited investors wish to purchase through wholly-owned holding companies or similar entities, such purchasing entities must qualify under paragraph (t) below, which must be initialled)

(l)	an individual who, either alone or with a spouse, has net assets of at least CDN$5,000,000;

(m)
a person, other than an individual or investment fund, that has net assets of at least $5,000,000 as shown on its most recently prepared financial statements, provided that such person has not been created or used solely to purchase or hold securities as an accredited investor;

(n)	an investment fund that distributes or has distributed its securities only to

(A)	a person that is or was an accredited investor at the time of the distribution,

(B)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum amount investment], and 2.19 [Additional investment in investment funds] of NI 45-106, or

(C)	a person described in paragraph (A) or (B) that acquires or acquired securities under section 2.18 [Investment fund reinvestment] of NI 45-106;

(o)
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in Québec, the securities regulatory authority, has issued a receipt;

(p)
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be;

(q)	a person acting on behalf of a fully managed account managed by that person, if that person

(A)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(B)	in Ontario, is purchasing a security that is not a security of an investment fund;

(r)
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded;

(s)	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in paragraphs (a) to (d) or paragraph (i) in form and function;

(t)
a person in respect of which all of the owners of interests, direct, indirect or beneficial, except the voting securities required by law to be owned by directors, are persons that are accredited investors (as defined in NI 45-106);

(u)	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser; or

(v)	a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Québec, the regulator as

(A)	an accredited investor, or

(B)	an exempt purchaser in Alberta or British Columbia, and confirmation of such status is being provided to the Corporation.

NOTE:   The investor must initial beside the applicable portion of the above definition.

For the purposes hereof:

“affiliate” means an issuer affiliated with another issuer because

(a)           one of them is the subsidiary of the other; or

(b)           each of them is controlled by the same person;

“beneficial ownership” of securities by a person includes

(a)	for the purposes of British Columbia, Manitoba, and Ontario securities law, when such securities are beneficially owned by

(A)           an issuer controlled by that person; or

(B)           an affiliate of that person or an affiliate of an issuer controlled by that person;

(b)           and, for the purposes of Alberta securities law, when such securities are beneficially owned by

(A)           a company controlled by that person or an affiliate of that company;

(B)           an affiliate of that person; or

(C)           through a trustee, legal representative, agent or other intermediary of that person;

“Canadian financial institution” means

(a)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act, or

(b)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction in Canada;

“consultant” means, for an issuer, a person, other than an employee, executive officer, or director of the issuer or of a related entity of the issuer, that

(a)	is engaged to provide services to the issuer or a related entity of the issuer, other than services provided in relation to a distribution,

(b)            provides the services under a written contract with the issuer or a related entity of the issuer, and

(c)	spends or will spend a significant amount of time and attention on the affairs and business of the issuer or a related entity of the issuer and includes, for an individual consultant, a corporation of which the individual consultant is an employee or shareholder, and a partnership of which the individual consultant is an employee or partner;

“control” or “controlled” means a person (first person) controlled by another person (second person) if:

(a)
the first person, directly or indirectly, beneficially owns or exercises control or direction over securities of the second person carrying votes which, if exercised, would entitle the first person to elect a majority of directors of the second person, unless that first person holds the voting securities only to secure an obligation;

(b)	the second person is a partnership, other than a limited partnership, and the first person holds more than 50% of the interests of the partnership; or

(c)	the second person is a limited partnership and the general partner of the limited partnership is the first person;

“control person” means

(a)	for the purposes of Alberta securities law, any person or company that holds or is one of a combination of persons or companies that holds

(i)	a sufficient number of any of the securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of the issuer;

(b)           and, for the purposes of British Columbia securities law,

(i)	a person who holds a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, or

(ii)
each person in a combination of persons, acting in concert by virtue of an agreement, arrangement, commitment or understanding, which holds in total a sufficient number of the voting rights attached to all outstanding voting securities of an issuer to affect materially the control of the issuer, and, if a person or combination of persons holds more than 20% of the voting rights attached to all outstanding voting securities of an issuer, the person or combination of persons is deemed, in the absence of evidence to the contrary, to hold a sufficient number of the voting rights to affect materially the control of the issuer;

(c)	and, for the purposes of Manitoba, Ontario and Québec securities law, any person or company that holds or is one of a combination of persons that holds:

(i) a sufficient number of any securities of an issuer so as to affect materially the control of the issuer, or

(ii)	more than 20% of the outstanding voting securities of an issuer except where there is evidence showing that the holding of those securities does not affect materially the control of that issuer;

“director” means

(a)	a member of the board of directors of a company or an individual who performs similar functions for a company, and

(b)	with respect to a person that is not a company, an individual who performs functions similar to those of a director of a company;

“eligibility adviser” means

(a)
a person that is registered as an investment dealer or in an equivalent category of registration under the securities legislation of the jurisdiction of a purchaser and authorized to give advice with respect to the type of security being distributed; and

(b)
in Manitoba, also means a lawyer who is a practicing member in good standing with a law society of a jurisdiction of Canada or a public accountant who is a member in good standing of an institute or association of chartered accountants, certified general accountants or certified management accountants in a jurisdiction of Canada provided that the lawyer or public accountant must not

(i)	have a professional, business or personal relationship with the issuer, or any of its directors, executive officers, founders, or control persons, and

(ii)
have acted for or been retained personally or otherwise as an employee, executive officer, director, associate or partner of a person that has acted for or been retained by the issuer or any of its directors, executive officers, founders or control persons within the previous 12 months;

“executive officer” means, for an issuer, an individual who is

(a)           a chair, vice-chair or president,

(b)	a vice-president in charge of a principal business unit, division or function including sales, finance or production,

(c)	an officer of the issuer or any of its subsidiaries and who performs a policy-making function in respect of the issuer, or

(d)	performing a policy-making function in respect of the issuer;

“financial assets” means

(a)           cash,

(b)           securities, or

(c)	a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

“foreign jurisdiction” means a country other than Canada or a political subdivision of a country other than Canada;

“founder” means, in respect of an issuer, a person who,

(a)
acting alone, in conjunction, or in concert with one or more other persons, directly or indirectly, takes the initiative in founding, organizing or substantially reorganizing the business of the issuer, and

(b)           at the time of the trade, is actively involved in the business of the issuer;

“fully managed account” means an account of a client for which a person makes the investment decisions if that person has full discretion to trade in securities for the account without requiring the client’s express consent to a transaction;

“individual” means a natural person, but does not include

(a)	a partnership, unincorporated association, unincorporated syndicate, unincorporated organization or a trust, or

(b)	a natural person in the person’s capacity as trustee, executor, administrator or other legal representative;

“investment fund” means a mutual fund or non-redeemable investment fund, and, for greater certainty in British Columbia, includes an employee venture capital corporation that does not have a restricted constitution , and is registered under Part 2 of the Employee Investment Act (British Columbia), R.S.B.C. 1996 c. 112, and whose business objective is making multiple investments and a venture capital corporation registered under Part 1 of the Small Business Venture Capital Act (British Columbia), R.S.B.C. 1996 c.429 whose business objective is making multiple investments;

“jurisdiction” means a province or territory of Canada except when used in the term “foreign jurisdiction”;

“local jurisdiction” means the jurisdiction in which the applicable securities regulatory authority is situate;

“mutual fund” includes

(a)
for the purposes of Alberta, Manitoba, Ontario and Québec securities law, an issuer of securities that entitles the holder to receive on demand, or within a specified period after demand, an amount computed by reference to the value of a proportionate interest in the whole or in part of the net assets, including a separate fund or trust account, of the issuer;

(b)	and, for the purposes of British Columbia securities law, also includes

(i)	an issuer described in an order that the British Columbia Securities Commission may make pursuant to section 3.2 of the Securities Act (British Columbia); and

(ii)	an issuer that is in a class of prescribed issuers,

but does not include an issuer, or a class of issuers, described in an order that the British Columbia Securities Commission may make under section 3.1 of the Securities Act (British Columbia);

“non-redeemable investment fund” means an issuer,

(a)           whose primary purpose is to invest money provided by its security holders,

(b)           that does not invest,

(A)	for the purpose of exercising or seeking to exercise control of an issuer, other than an issuer that is a mutual fund or a non-redeemable investment fund, or

(B)	for the purpose of being actively involved in the management of any issuer in which it invests, other than an issuer that is a mutual fund or a non-redeemable investment fund, and

(c)           that is not a mutual fund;

 “person” includes

(a)           an individual,

(b)           a corporation,

(c)	a partnership, trust, fund and an association, syndicate, organization or other organized group of persons, whether incorporated or not, and

(d)	an individual or other person in that person’s capacity as a trustee, executor, administrator or personal or other legal representative;

“regulator” means, for the local jurisdiction, the Executive Director, Director, Administrator or Regulator as defined under securities legislation of the local jurisdiction;

“related entity” means, for an issuer, a person that controls or is controlled by the issuer or that is controlled by the same person that controls the issuer;

“related liabilities” means:

(a)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(b)           liabilities that are secured by financial assets;

“Schedule III bank” means an authorized foreign bank named in Schedule III of the Bank Act (Canada);

“securities legislation” means

(a)	for Alberta, the Securities Act (Alberta) and the regulations and rules under such Act and the blanket rulings and orders issued by the Alberta Securities Commission;

(b)	for British Columbia, the Securities Act (British Columbia) and the regulations, rules and forms under such Act and the blanket rulings and orders issued by the British Columbia Securities Commission;

(c)	for Manitoba, the Securities Act (Manitoba) and the regulations and rules under such Act and the blanket rulings and orders issued by the Manitoba Securities Commission;

(d)	for Ontario, the Securities Act (Ontario) and the regulations and rules under such Act; and

(e)	for Québec, the Securities Act (Québec) and the regulations and rules under such Act, policy statements and blanket rulings and orders and decisions issued by the Authorité des marchés financiers;

“securities regulatory authority” means

(a)           the Alberta Securities Commission;

(b)           the British Columbia Securities Commission;

(c)           the Manitoba Securities Commission;

(d)           the Ontario Securities Commission; and

(e)           Authorité des marchés financiers;

 “spouse” means an individual who,

(a)	is married to another individual and is not living separate and apart within the meaning of the Divorce Act (Canada), from the other individual,

(b)	is living with another individual in a marriage-like relationship, including a marriage-like relationship between individuals of the same gender, or

(c)	in Alberta, is an individual referred to in paragraph (a) or (b), or is an adult interdependent partner within the meaning of the Adult Interdependent Relationships Act (Alberta);

“subsidiary” means an issuer that is controlled directly or indirectly by another issuer and includes a subsidiary of that subsidiary; and

“voting security” means any security which:

(a)           is not a debt security; and

(b)	carries a voting right either under all circumstances or under some circumstances that have occurred and are continuing.

SCHEDULE C

UNITED STATES ACCREDITED INVESTOR REPRESENTATION LETTER

Upon execution of this United States Accredited Investor Representation Letter by the undersigned, this United States Accredited Investor Representation Letter shall be incorporated into and form a part of the Subscription Agreement to which this Schedule C is attached.

In connection with the purchase by the undersigned of Units of Lorus Therapeutics Inc.the "Corporation"), the undersigned represents (which representation shall survive the closing of such purchase) to the Corporation and acknowledges that the Corporation is relying thereon, that the undersigned is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the U.S. Securities Act of 1933, as amended (the “Securities Act”), because it satisfies the criteria of one or more of the following categories of “accredited investor” (please initial beside each applicable category):

_____
A bank (as defined in Section 3(a)(2) of the Securities Act) or a savings and loan association or other institution (as defined in Section 3(a)(5)(A) of the Securities Act), acting in its individual or fiduciary capacity.

_____                      A broker or dealer registered under Section 15 of the Securities Exchange Act of 1934, as amended.

_____                      An insurance company (as defined in Section 2(a)(13) of the Securities Act).

_____                      An investment company registered under the Investment Company Act of 1940, as amended.

_____	A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended).

_____	A Small Business Investment Company (licensed by the United States Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended).

_____	A private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended).

_____
A tax-exempt organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring the securities offered, with total assets of more than U.S.$5 million.

_____	A corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets of more than U.S.$5 million.

_____
An employee benefit plan with total assets of more than U.S.$5 million, established and maintained by a state, a political subdivision of a state, or any agency or instrumentality of a state or its political subdivisions.

_____
Any employee benefit plan subject to ERISA if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of U.S.$5,000,000 or, if a self-directed plan with investment decisions made solely by persons that are accredited investors.

_____	A natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his purchase exceeds U.S.$1,000,000.

_____
A natural person who had an individual income in excess of U.S.$200,000 in each of the two most recent years or joint income with that person's spouse in excess of U.S.$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year.

_____	Any director, executive officer or general partner of the issuer of the securities being offered or sold, or any director, executive officer or general partner of a general partner of that issuer.

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_____
Any trust, with total assets in excess of U.S.$5 million, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of the Securities Act.

_____                      Any entity in which all of the equity owners are accredited investors.

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Print Name of Subscriber

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Signature

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Title